AMENDMENT TO PARTICIPATION AGREEMENT

Schedule A

Separate accounts and Associated Contracts

Names of Separate Account and
Date Established by Board of Directors

Kansas City Life Variable Life Separate Account
Est. April 24, 1995
SEC Registration Number 033-95354

Kansas City Life Variable Annuity Separate Account
Est. January 23, 1995
SEC Registration Number 033-89984

Contracts Funded By Separate Account

Century II Variable Annuity
Form Series J147

Century II VA Affinity Series
Form Series J157

Century II VA Freedom Series
Form Series J159

Century II VUL Accumulator Series
Form Series J176 and J177